EXHIBIT 10(t)

FORM OF TERMINATION OF
SPLIT-DOLLAR INSURANCE PLAN AGREEMENT

        This Agreement is entered into this __th day of December, 2003, by and between SNAP-ON INCORPORATED, a Delaware corporation (“Company”), ________________ (“Executive”) and ___________________ (“Owner”).

        WHEREAS, the Company and the Owner entered into a Split-Dollar Insurance Plan Agreement dated ______________, (“Split-Dollar Insurance Agreement”); and

        WHEREAS, the Split-Dollar Insurance Agreement provides for the splitting of the premium and death benefit of one or more insurance policies (“Policy”) insuring the life of Executive.

        WHEREAS, the Corporation has paid _____________________ in premiums which constitutes its Policy Interest as defined in the Split-Dollar Insurance Agreement.

        WHEREAS, as a result of legal developments which may affect the Company’s ability to comply with its obligations under the Split-Dollar Insurance Agreement or which may cause adverse income and gift tax consequences to the Executive, the parties have determined that it is in their best interests to terminate the Split-Dollar Insurance Agreement.

        WHEREAS, in consideration for the termination of its obligations under the Split-Dollar Agreement the Company has agreed to release its Policy Interest and make the payment provided for below to the Executive, which the parties agree is full and adequate consideration.

        NOW, THEREFORE, in consideration of the respective terms and conditions set forth herein, the Company, the Executive and the Owner hereby agree as follows:

        1.        The Split-Dollar Insurance Agreement is terminated effective immediately.

        2.        The Company hereby releases its Policy Interest and will execute any documents and take any actions necessary to release its Collateral Assignment against the Policy. The Executive acknowledges that he will have taxable compensation income equal to the Policy Interest and will be treated as making a gift to the Owner equal to the Policy Interest. [This paragraph inserted for Elliott, Marrinan and Montemurro only.]

        The Company and the Executive hereby agree to execute any documents and take any actions necessary to surrender the Policy. All proceeds shall be payable to the Company. The Executive acknowledges that he will have taxable compensation income equal to the excess of the Policy Interest over the proceeds received by the Company. [This paragraph inserted for Biland and Brady only.]

        3.        The Company will make a payment to the Executive of __________________ (“Cash Payment”) less applicable withholding, if any, on January 2, 2004. The Executive irrevocably elects to defer _______________ Dollars ($________________) of the Cash Payment pursuant to the Company’s Deferred Compensation Plan.

        4.        The Owner will be the sole owner of the Policy after the termination of the Split-Dollar Insurance Agreement and the Company shall have no further interest in the Policy nor any obligation to make future premium payments. [This paragraph inserted for Elliott, Marrinan and Montemurro only.]

        5.        The Company will provide Executive with insurance coverage through its group term insurance plan in an amount equal to two times base compensation during the term of the Executive’s employment by the Company; subject to any maximums or insurability requirements on such coverage imposed by the insurance company providing the group term insurance plan. [For Ms. Marrinan and Mr. Montemurro, the following clause was added in place of the clause that follows the semicolon. “provided that the Executive will not be required to provide evidence of insurability for any such insurance coverage.”]

        6.        The Executive and the Owner release the Company from any and all claims which either of them may have against the Company related to the Split-Dollar Insurance Agreement and the Executive indemnifies the Company from any and all claims which either of them may have against the Company related to the Split-Dollar Insurance Agreement.

        IN WITNESS WHEREOF the parties have signed and sealed this Agreement on the date first above written.

In the presence of	SNAP-ON INCORPORATED
_______________________________________	By _________________________________
Its _________________________________
EXECUTIVE
_______________________________________	_______________________________________
OWNER
_______________________________________	_______________________________________